Exhibit 99.1

Greens Worldwide Incorporated (OTC BB: GRWW) Restructures Debt Facility with

Certain Existing Accredited Investors and Receives an additional $625,000

From these Investors

Orlando, FL – March 22, 2007 – Greens Worldwide Incorporated (“GRWW” or the “Company”) announced today that it has received new financing in the amount of $625,000 from accredited investors. This funding also resulted in a restructuring of its relationship with these investors. In exchange for the new $625,000 of funds and a waiver of all defaults under the current facilities with these investors, the investors surrendered promissory notes totaling $4,580,000 and warrants to purchase 138,000,000 shares for a series of three year promissory notes requiring GRWW to repay a total of $7,807,500 by the end of the term, including interest, and warrants to purchase 40,000,000 shares of common stock at an exercise price of $0.11. Of the notes comprising the $4,580,000, $2,480,000 required the Company to pay that amount at the end of their term and $2,100,000 required the Company to pay current interest of 6% on a quarterly basis and all remaining principal and interest at the end of their term.

Under the new $7,807,500 notes, the Company is not required to make any payments for three years, but may prepay them in whole or in part at any time.

The new notes are convertible into common stock of GRWW at a 75% discount to the then current fair market value of GRWW common stock as defined in the promissory notes. In connection with this facility, a strategic partner of GRWW guaranteed the collectibility of $625,000 to these investors. The full text of the relevant agreements will be attached as exhibits to a Company report on Form 8-K to be filed with the Securities and Exchange Commission within the next three business days.

“This funding provides GRWW with additional resources to pay the purse for last week’s U.S. Pro Golf Tour event and for this week’s Tight Lies and California Series regional events,” stated William Conwell, Chief Executive Officer of GRWW. “This continued confidence by our financial partners in our strategic plan is very helpful to the Company and our near term operations”.

Mr. Conwell also stated that “this funding will not be adequate to assure the continuation of all of GRWW’s scheduled events or to fund the refunds requested by certain players who have requested a return of the annual dues previously paid to the tours. GRWW is currently exploring additional sources of funds to meet its needs, but cannot offer assurance to its shareholders or players that it will be successful in obtaining these funds.” GRWW management is working diligently with several parties to obtain the necessary funding as soon as possible.

About Greens Worldwide Incorporated

Greens Worldwide Incorporated is a vertically integrated sports marketing and management company, engaged in owning and operating sports entities and their support companies and is publicly traded under the stock symbol GRWW. Our current operating subsidiaries are the US Pro Golf Tour, Inc. www.usprogolftour.com , American Challenge Golf Tour, www.acgtour.com, New England Pro Tour, Inc. www.neprogolftour.com, Las Vegas Golf Schools, Inc. www.gotogolfschool.com, Still Moving, Inc. www.still-moving.com,. In our continuing effort to develop a more cohesive and synergistic organization, we are structured in a way to allow all of our wholly owned subsidiaries to utilize each other’s resources to the greatest extent possible. In addition, the Company’s strategic plan is to be able to deliver substantial value by providing multiple sports platforms and media to leverage our partners advertising and promotional dollars, while delivering the finest entertainment opportunities to retain and build customers. For our non-sports businesses, we will utilize the media and promotional benefits of our media platforms in Television, Radio, and Print, together with Internet Television and other like strategic relationships, to grow our consolidated revenues. The Company intends to continue its strategy of acquiring profitable sports organizations and sports related firms, together with other businesses that would benefit from the synergy the Company provides, but cannot pursue this strategy until it has obtained the financing it needs. www.grwwsports.com

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements, including all that relate to the Company’s efforts to locate its necessary funding, involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

For more information, contact:

Roy R. Watson

Greens Worldwide Incorporated